Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Banzai International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Series A Warrants to Purchase up to 1,176,471 shares of Class A Common Stock

Series B Warrants to Purchase up to 1,176,471 shares of Class A Common Stock

Pre-Funded Warrants to Purchase up to 1,176,471 shares of Class A Common Stock

Up to 1,176,471 shares of Class A Common Stock underlying the Series A Warrants

Up to 1,176,471 shares of Class A Common Stock underlying the Series B Warrants

Up to 1,176,471 shares of Class A Common Stock underlying the Pre-Funded Warrants

Up to 88,235 share of Class A Common Stock underlying Placement Agent Warrants

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Equity	Class A common stock, par value $0.0001 per share (“Class A Common Stock”)	Rule 457(c)	3,617,648	(2)	$4.695	(3)	$16,984,857.40	0.00015310	$2,600.39	-	-	-	-

Fees Previously Paid	N/A	N/A	N/A	N/A		N/A		N/A	N/A	N/A

Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A				N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts							$16,984,857.40	0.00015310	$2,600.39
	Total Fees Previously Paid									$-
	Total Fee Offsets									$-
	Net Fee Due									$2,600.39

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock (“Class A Common Stock”) of Banzai International, Inc. (the “Registrant”) that become issuable with respect to the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of Registrant’s Class A Common Stock.
(2)	Represents shares of our Class A Common Stock offered by the Selling Stockholders described in the registration statement issuable upon the exercise of warrants to purchase shares of Class A Common Stock issued to the Selling Stockholders in connection with a private placement transaction that closed on September 26, 2024.
(3)	Calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices of the Class A Common Stock on the Nasdaq Stock Market LLC (“Nasdaq”) on October 2, 2024 ($4.695 per Class A Common Share).